EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements (“pro forma financial statements”) have been prepared based on the historical consolidated financial statements of Evolent Health, Inc. (“Evolent”, “we”, “the Company”) to give effect to the following transaction (the “Transaction”):

On November 17, 2022, Evolent and Evolent Health LLC (“EVH LLC” and, together with Evolent, the “Evolent Entities”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Magellan Health, Inc. (“Magellan Parent”) and Magellan Healthcare, Inc. (“Magellan” and together with Magellan Parent (and all applicable subsidiaries), the “Magellan Entities”), pursuant to which, subject to the satisfaction or waiver of certain conditions, EVH LLC agreed to (i) acquire all of the outstanding shares of capital stock of National Imaging Associates, Inc., a wholly-owned subsidiary of Magellan, and (ii) acquire certain assets held by Magellan Parent and/or certain of its subsidiaries that are used in the Magellan Specialty Health Division (collectively, “Magellan Specialty Health”).

Pursuant to the terms of and as set forth in the Purchase Agreement, the Evolent Entities agreed to pay and/or issue to the Magellan Entities, subject to certain adjustments and deductions as set forth in the Purchase Agreement, an aggregate purchase price of $661,271,000 (the “Transaction Consideration”), of which $261,271,000 will be paid by the issuance of 8,474,576 shares of Evolent’s Class A common stock (“Class A Shares”) based on a per share price of $30.83. The Transaction Consideration is subject to certain post-Closing adjustments and deductions related to, among other things, net working capital, cash and indebtedness of Magellan Specialty Health.

In addition to the Transaction Consideration, Magellan Parent shall be eligible to receive, subject to the satisfaction of certain metrics set forth in the Purchase Agreement, including those related to the achievement of certain operating results during calendar year 2023 (the “Earnout Period”), or upon the occurrence of certain events, additional consideration of up to $150,000,000 payable in cash and Class A Shares valued at a price equal to the volume weighted average closing price of such Class A Shares on the New York Stock Exchange for 20 trading days ending on the trading day that is immediately prior to two (2) business days prior to the date such payment is required to be made pursuant to the Purchase Agreement (the “Earnout Consideration”). Subject to the conditions applicable thereto, up to 50% of the Earnout Consideration may be paid in Class A Shares; provided, however, the Evolent Entities may, in their discretion, increase the portion of the Earnout Consideration payable in cash and correspondingly decrease the portion of the Earnout Consideration payable in Class A Shares.

Ares Capital Management LLC and Ares Capital Corporation have provided Evolent with secured debt financing in the form of (i) additional commitments under the Company’s existing asset-based revolving credit facility in an aggregate principal amount equal to $25.0 million, and (ii) additional commitments under the existing initial term loan facility in an aggregate principal amount equal to $240.0 million (clauses (i) and (ii), the “Acquisition Facilities”), and certain amendments to the Company’s existing credit agreement have been made. Additionally, Ares has purchased from Evolent an aggregate $175.0 million initial liquidation preference of a newly issued, perpetual series of Evolent’s convertible preferred stock. The purchase price of the convertible preferred stock was equal to 96% of its initial liquidation preference. Each holder of convertible preferred stock will have the right, at its option, to convert its shares of convertible preferred stock into Class A Shares at an initial conversion price per share of $40.00 of current liquidation preference per share, subject to customary anti-dilution adjustments. The proceeds of borrowings under the Acquisition Facilities and from the sale of the preferred stock will be used to fund the Transaction Consideration.

The pro forma financial statements have been prepared to reflect the transaction accounting adjustments to Evolent’s historical consolidated financial information to account for the Transaction. The unaudited pro forma combined balance sheet as of September 30, 2022, gives effect as if the Transaction had been completed on September 30, 2022. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 give effect to the Transaction, in each case, as if it had been completed on January 1, 2021.

The pro forma financial statements are provided for illustrative purposes only and are not intended to represent what Evolent’s financial position or results of operations would have been had the Transaction been consummated on the assumed dates, nor do they purport to project the future operating results or the financial position of the combined company following the transaction. The actual financial position and results of operations of Evolent after consummation of the Transaction may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. In Evolent’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The pro forma financial statements do not include any pro forma adjustments to reflect certain expected financial benefits of the Transaction, such as cost synergies or revenue synergies, or the anticipated costs to achieve those benefits.

As of the date of this filing, Evolent has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Magellan Specialty Health’s accounting policies to Evolent’s accounting policies. A final determination of the fair value of Magellan Specialty Health’s assets and liabilities will be based on the actual assets and liabilities of Magellan Specialty Health that exist as of the closing date and, therefore, cannot be made prior to the completion of the transaction. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The pro forma financial statements should be read in conjunction with the following:

1)	Evolent’s audited consolidated financial statements and related notes included in Evolent’s annual report on Form 10-K for the year ended December 31, 2021.

2)	Evolent’s unaudited consolidated financial statements and related notes included in Evolent’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2022.

3)

Historical audited combined financial statements and related notes of Magellan Specialty Health as of December 31, 2021 and 2020 and for the two years ended December 31, 2021, included as Exhibit 99.1 to Evolent’s current report on Form 8-K/A to which these unaudited pro forma combined financial statements are attached.

4)

Historical unaudited combined financial statements and related notes of Magellan Specialty Health as of September 30, 2022 and December 31, 2021 and for the nine months ended September 30, 2022 and 2021 included as Exhibit 99.2 to Evolent’s current report on Form 8-K/A to which these unaudited pro forma combined financial statements are attached.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(In thousands)

	Evolent Health, Inc	Magellan Specialty Health	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$156,756	$—	$23,187	(a)	$179,943
Restricted cash and restricted investments	25,057	—	—		25,057
Accounts receivable, net	187,633	79,418	(19,624)	(b)	247,427
Prepaid expenses and other current assets	24,328	486	(348)	(c)	24,466

Total current assets	393,774	79,904	3,215		476,893

Restricted cash and restricted investments	13,005	—	—		13,005
Investments in equity method investees	5,222	—	—		5,222
Property and equipment, net	94,645	6,770	(5,313)	(d)	96,102
Right-of-use assets – operating	50,696	—	—		50,696
Prepaid expenses and other noncurrent assets	3,064	345	(332)	(c)	3,077
Contract cost assets	24,588	—	—		24,588
Intangible assets, net	451,398	293	396,407	(e)	848,098
Goodwill	722,790	113,214	284,780	(f)	1,120,784

Total assets	$1,759,182	$200,526	$678,757		$2,638,465

LIABILITIES
Accounts payable	$61,863	$792	$5,533	(g)	$68,188
Accrued liabilities	132,238	172	—		132,410
Operating lease liability – current	7,053	—	—		7,053
Accrued compensation and employee benefits	37,646	12,508	(12,508)	(c)	37,646
Deferred revenue	7,524	326	—		7,850
Reserve for claims and performance—based arrangements	135,698	34,069	—		169,767

Total current liabilities	382,022	47,867	(6,975)		422,914

Long-term debt, net of discount	412,444	—	255,187	(h)	667,631
Other long-term liabilities	4,260	343	57,100	(i)	61,703
Tax receivable agreement liability	42,870	—	70,271	(j)	113,141
Operating lease liabilities	57,840	—	—		57,840
Deferred tax liabilities	3,608	425	17,161	(j)(k)	21,194

Total liabilities	903,044	48,635	392,744		1,344,423

Preferred Stock	—	—	168,000	(n)	168,000

SHAREHOLDER’S EQUITY
Class A common stock	1,012	—	85	(m)	1,097
Additional paid-in-capital	1,472,098	151,891	109,295	(l)(m)	1,733,284
Accumulated other comprehensive loss	(1,044)	—	—		(1,044)
Retained earnings (accumulated deficit)	(594,805)		8,633	(g)(j)	(586,172)
Treasury stock	(21,123)	—	—		(21,123)

Total shareholders’ equity	856,138	151,891	286,013		1,294,042

Total liabilities and shareholders’ equity	$1,759,182	$200,526	$678,757		$2,638,465

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(In thousands, except for per share amounts)

	Evolent Health, Inc	Magellan Specialty Health	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$969,581	$300,614	$—		$1,270,195
Expenses
Cost of revenue	736,061	106,251	—		842,312
Selling, general and administrative expenses	186,408	140,075	—		326,483
Depreciation and amortization expenses	47,414	4,902	27,802	(d)(o)	80,118
Change in fair value of contingent consideration	(5,822)	—	—		(5,822)

Total operating expenses	964,061	251,228	27,802		1,243,091

Operating income (loss)	5,520	49,386	(27,802)		27,104
Interest income	765	—	—		765
Interest expense	(9,143)	—	(37,562)	(p)	(46,705)
Gain form equity method investees	3,940	—	—		3,940
Change in tax receivable agreement liability	(42,870)	—	42,870	(j)	—
Loss on repayment of debt	(10,192)	—	—		(10,192)
Other expense, net	130	—	—		130

Income (loss) from continuing operations before income taxes	(51,850)	49,386	(22,494)		(24,958)
Provision (benefit) for income taxes	(44,498)	12,902	30,120	(q)	(1,476)

Income (loss) from continuing operations	$(7,352)	$36,484	$(52,614)		(23,482)

Dividend on preferred stock					(14,093)

Net loss attributable to Evolent common stockholders					$(37,575)

Loss per common share
Basic and diluted loss per share attributable to common shareholders (r)	$(0.08)				$(0.38)
Weighted-Average common shares outstanding
Basic and diluted (r)	91,643		8,475		100,118

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except for per share amounts)

	Evolent Health, Inc	Magellan Specialty Health	Transaction Accounting Adjustments	Notes		Pro Forma Combined
Revenue	$907,957	$694,378	$—			$1,602,335
Expenses
Cost of revenue	657,551	467,209	—			1,124,760
Selling, general and administrative expenses	219,499	184,288	5,533	(g	)	409,320
Depreciation and amortization expenses	60,037	8,117	35,578	(d	)(o)	103,732
Change in fair value of contingent consideration	13,281	—	—			13,281

Total operating expenses	950,368	659,614	41,111			1,651,093

Operating income (loss)	(42,411)	34,764	(41,111)			(48,758)
Interest income	407	—	—			407
Interest expense	(25,425)	(1,663)	(54,024)	(p	)	(81,112)
Gain form equity method investees	13,179	—	—			13,179
Gain on transfer of membership	45,938	—	—			45,938
Change in tax receivable agreement liability	—	—	(113,141)	(j	)	(113,141)
Loss on repayment of debt	(21,343)	—	—			(21,343)
Other expense, net	(146)	—	—			(146)

Income (loss) from continuing operations before income taxes	(29,801)	33,101	(208,276)			(204,976)
Provision (benefit) for income taxes	483	8,635	(138,454)	(q	)	(129,336)

Income (loss) from continuing operations	$(30,284)	$24,466	$(69,822)			(75,640)

Dividend on preferred stock						(18,791)

Net loss attributable to Evolent common stockholders						$(94,431)

Loss per common share
Basic and Diluted loss per share attributable to common shareholders (r)	$(0.35)					$(1.00)
Weighted-Average common shares outstanding
Basic and diluted (r)	86,067		8,475			94,542

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended, including pursuant to SEC Final Rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, release number 33-10786 dated May 20, 2020 (“Article 11”), using the acquisition method of accounting under U.S. GAAP. Transaction accounting adjustments have been made to show the effects of the Transaction on the combined historical financial statements of Evolent and Magellan Specialty Health. The pro forma adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

Note 2. Acquisition of Magellan Specialty Health

On November 17, 2022, Evolent and Evolent Health LLC (“EVH LLC” and, together with Evolent, the “Evolent Entities”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Magellan Health, Inc. (“Magellan Parent”) and Magellan Healthcare, Inc. (“Magellan” and together with Magellan Parent (and all applicable subsidiaries), the “Magellan Entities”), pursuant to which, subject to the satisfaction or waiver of certain conditions, EVH LLC will (i) acquire all of the outstanding shares of capital stock of National Imaging Associates, Inc., a wholly-owned subsidiary of Magellan, and (ii) acquire certain assets held by Magellan Parent and/or certain of its subsidiaries that are used in the Magellan Specialty Health Division (collectively, “Magellan Specialty Health”).

Pursuant to the terms of and as set forth in the Purchase Agreement, the Evolent Entities will pay and/or issue to the Magellan Entities, subject to certain adjustments and deductions as set forth in the Purchase Agreement, an aggregate purchase price of $661,271,000 (the “Transaction Consideration”), of which $261,271,000 will be paid by the issuance of 8,474,576 shares of Evolent’s Class A common stock (“Class A Shares”) based on a per share price of $30.83. The Transaction Consideration is subject to certain post-Closing adjustments and deductions related to, among other things, net working capital, cash and indebtedness of Magellan Specialty Health.

In addition to the Transaction Consideration, Magellan Parent shall be eligible to receive, subject to the satisfaction of certain metrics set forth in the Purchase Agreement, including those related to the achievement of certain operating results during calendar year 2023 (the “Earnout Period”), or upon the occurrence of certain events, additional consideration of up to $150,000,000 payable in cash and Class A Shares valued at a price equal to the volume weighted average closing price of such Class A Shares on the New York Stock Exchange for 20 trading days ending on the trading day that is immediately prior to two (2) business days prior to the date such payment is required to be made pursuant to the Purchase Agreement (the “Earnout Consideration”). Subject to the conditions applicable thereto, up to 50% of the Earnout Consideration may be paid in Class A Shares; provided, however, the Evolent Entities may, in their discretion, increase the portion of the Earnout Consideration payable in cash and correspondingly decrease the portion of the Earnout Consideration payable in Class A Shares.

Ares Capital Management LLC and Ares Capital Corporation have committed, subject to certain conditions, to provide Evolent with secured debt financing in the form of Acquisition Facilities, and certain amendments to the Company’s existing credit agreement will be made. Additionally, Evolent entered into a preferred stock financing commitment letter with Ares where Ares has committed, subject to certain conditions to purchase from Evolent an aggregate $175.0 million initial liquidation preference of a newly issued, perpetual series of Evolent’s convertible preferred stock. The purchase price of the convertible preferred stock will be equal to 96% of its initial liquidation preference. Each holder of convertible preferred stock will have the right, at its option, to convert its shares of convertible preferred stock into Class A Shares at an initial conversion price per share of $40.00 of current liquidation preference per share, subject to customary anti-dilution adjustments. The proceeds of borrowings and preferred stock will be used to fund the Transaction Consideration.

Note 3. Preliminary Purchase Price Allocation

The allocation of the preliminary estimated purchase price is based upon Evolent’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2022, using currently available information. Because the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Evolent’s financial position and results of operations may materially differ from the pro forma amounts included in this filing. Evolent expects to finalize its allocation of the purchase price as soon as practicable after completion of the proposed transaction.

The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to:

•

Changes in the estimated fair value of Magellan Specialty Health’s assets acquired and liabilities assumed as of the closing date, which could result from changes in reserve estimates, asset evaluations, interest rates, discount rates and other factors;

•	the tax basis of Magellan Specialty Health’s assets and liabilities as of the closing date.

The following is an allocation of purchase price based upon a preliminary estimate of the fair value of the assets acquired and the liabilities assumed by Evolent in the acquisition, in thousands, except per share data:

Description	Amount (in thousands)
Fair value of consideration transferred:
Fair value of Evolent common stock to be issued as consideration (8,474,576 shares at $30.83)	$261,271
Cash consideration	400,000
Earn out consideration	57,100

Total merger consideration	$718,371

Preliminary purchase price allocation:
Property and equipment, net	$1,457
Accounts receivable, net	59,794
Prepaid expenses and other assets	151
Identifiable intangible assets, net	396,700
Accounts payable	(792)
Accrued liabilities	(172)
Reserve for claims and performance—based arrangements	(34,069)
Other liabilities	(669)
Deferred tax liabilities, net	(102,023)

Identifiable net assets acquired	320,377
Goodwill	397,994

Total purchase price	$718,371

NOTE 4. Pro Forma Adjustments

Adjustments included in the column labeled “Transaction Accounting Adjustments” in the pro forma balance sheet is as follows:

(a)

Reflects the $168.0 million of proceeds from issue of preferred stock, net of issuance costs and $255.2 million of incremental long term debt, net of issuance costs which are partially offset by the $400.0 million of cash paid to the Magellan Entities for the acquisition of Magellan Specialty Health.

(b)	Removal of accounts receivable from Magellan Specialty Health which will be settled prior to closing of the transaction.

(c)	Fair value adjustment for amounts that do not meet the definition of assets or liabilities for Evolent to be capitalized on the balance sheet.

(d)

Reflects the removal of capitalized software of $5.3 million and its related depreciation which has been replaced by a developed technology intangible. The depreciation expense is $2.8 million and $4.7 million for the nine months ended September 30, 2022, and year ended December 31, 2021, respectively.

(e)

Reflects the removal of historical intangible assets and addition of identifiable intangible assets based on management’s preliminary valuation. Estimated useful lives are based on the time periods during which the intangibles are expected to result in substantial incremental cash flows. Such estimates are preliminary and subject to change. The following is a summary of identifiable intangible assets acquired and the related expected lives for the finite-lived intangible assets (in thousands):

Category	Estimated life in years	Fair value (in thousands)
Tradenames	4	$14,400
Developed technology	3	44,600
Customer relationships	15	337,700

Total identifiable intangible assets		$396,700

(f)

To record the preliminary fair value of goodwill resulting from the excess of consideration paid over the valuation of the net assets acquired as if the acquisition occurred as of September 30, 2022. The amount of goodwill ultimately recognized in purchase price accounting as of the acquisition closing date might differ from amount shown here due to changes in certain current asset and liability balances. Goodwill resulting from the acquisition is not amortized and will be assessed for impairment at least annually.

(g)

Represents estimated nonrecurring transaction costs of $5.5 million that are expected to be incurred. These transaction costs are based on preliminary estimates and the final amounts and the resulting effect on Evolent’s financial position and results of operations may differ significantly.

(h)

Reflects the net proceeds of $255.2 million from incremental term loan facility and revolving facility of $240 million and $25 million, respectively, net of debt issuance costs of $9.8 million. These incremental loans were treated as a modification to the existing loans. The interest rate for each loan (both existing and the incremental) under the Credit Facilities is calculated, at the option of the Borrowers, (a) in the case of a term loan, at either the Adjusted Term SOFR Rate (as defined in the Credit Agreement) plus 6.00%, or the base rate plus 5.00% and (b) in the case of a revolving facility, at either the Adjusted Term SOFR Rate plus 4.00%, or the base rate plus 3.00%. The term loan and loans under the revolving facility will mature on the date that is the earliest of (a) August 1, 2027, (b) the date on which all amounts outstanding under the 2022 Credit Agreement have been declared or have automatically become due and payable under the terms of the Credit Agreement and (c) the date that is ninety-one (91) days prior to the maturity date of any Junior Debt (as defined in the 2022 Credit Agreement) unless certain liquidity conditions are satisfied.

(i)

Reflects the adjustment to record a $57.1 million liability related to the fair value of the earn-out amount of contingent consideration that will be paid to the Magellan Entities if the acquired business meets the specified targets. The fair value of the earn-out is based on a range of estimated probability of revenue scenarios. The fair value of the earn-out was determined using an option pricing method and specifically a Monte Carlo simulation analysis under the income approach.

(j)

Reflects the adjustment to the amount that the Company must pay to certain investors with whom it entered into the Tax Receivables Agreement (the “TRA”). The TRA provides for the payment by the Company to these investors of 85% of the amount of the tax benefits, if any, that the Company is deemed to realize because of increases in tax basis related to exchanges of Class B common units as well as tax benefits attributable to the future utilization of pre-IPO NOLs. The Company removed its valuation allowance of $65.3 million as a result of deferred tax liabilities established as part of the proposed acquisition. In connection with the valuation allowance removal, the Company has recorded an additional TRA liability of $70.3 million (making a total TRA liability to $113.1 million) as of September 30, 2022. The additional liability gave rise to additional future tax-deducted goodwill, which reduced deferred tax liabilities by $19.1 million. This resulted in a net adjustment to retained earnings of $14.1 million (decrease in deferred tax liabilities of $84.4 million, offset by recognition of $70.3 million of TRA liability). For purposes of presentation in the pro forma income statement, the change in TRA of $42.9 million was removed for the nine months ending September 30, 2022 and the full $113.1 million change was recorded for the year ended December 31, 2021.

(k)

Represents an adjustment to deferred tax liabilities of $101.6 million for the tax effects of recognizing the preliminary purchase price allocation reflected herein (calculated at an estimated statutory rate of 26%). These adjustments are based on estimates of the fair value of Magellan Specialty Health’s assets to be acquired, liabilities to be assumed, and the related purchase price allocations. These estimates are subject to further review by Evolent’s management, which may result in material adjustments to deferred taxes with an offsetting adjustment to goodwill.

(l)	Reflects the elimination of Magellan Specialty Health’s historical equity balance of $151.9 million.

(m)	Reflects the issuance of new common stock of $261.3 million (8,474,576 Class A Shares at a closing issuance price of $30.83) with par value of $0.01.

(n)

Reflects the $175.0 million from issuance of Preferred Stock. The Preferred Shares have 4% issuance costs of $7.0 million. The Preferred shares have a liquidation preference over the Company’s common shares, with an aggregate initial liquidation preference of $175 million. The preferred shares are classified as temporary equity.

The Preferred shares entitle the holder to receive dividends equal to a rate of Adjusted Term SOFR (which is the SOFR rate for a 90 day tenor plus 0.15%, subject to floor of 1.00%) plus 6.00% per annum on the liquidation preference, paid in cash quarterly, based on the basis of actual days elapsed in a year of 360 days, for each quarter during which the Preferred shares remain outstanding. The dividend rate is subject to increase by 2.0% per annum upon the occurrence of certain trigger events, which include breach of covenants or payment obligations in respect of cash dividends or redemption obligations. The liquidation preference will increase by the amount of any accrued and unpaid dividends.

The Preferred shares will be convertible at any time at the holder’s option into common shares at a conversion price equal to $40.00 per common share, subject to customary anti-dilution adjustments. The number of common shares issuable to a holder upon conversion will equal the liquidation preference divided by the conversion price. In addition, the holder will have the right to convert its Preferred shares into common shares immediately prior to any redemption of the Preferred shares by the Company.

The Preferred Stock holders will not be entitled to voting rights at any annual or special meeting of common stock holders, except on certain pre-determined matters, including those affecting the rights, preferences and privileges of the Preferred shares, issuance of additional Preferred shares and other pre-determined matters.

On and after the second anniversary of the Closing Date, the Company will have the right to redeem any or all of the Preferred shares in cash at a price per Preferred share equal to 165% of the liquidation preference. On or after the seventh anniversary of the Closing Date, the holders of a majority of the Preferred shares may require the Company to redeem all Preferred shares then outstanding in cash at a price per share equal to 150% of the liquidation preference.

Upon the occurrence of a refinancing or replacement of the entirety of the indebtedness under the Existing Credit Agreement prior to its maturity, the Company will redeemed all Preferred shares in cash at a price per Preferred share equal to 165% of the liquidation preference; plus, if such refinancing or replacement prior to the second anniversary of the Closing Date, price per share will include the aggregate amount of dividends per share which would have otherwise been payable on the Preferred shares from the date of redemption until the second anniversary of the Closing Date.

Upon the occurrence of a change of control the Company will redeemed all Preferred shares in cash at a price per share equal to the greater of (x) 150.00% of the liquidation preference (if such redemption occurs prior to the second anniversary of the Closing Date) or 135.00% of the liquidation preference (if such redemption occurs on or after the second anniversary of the Closing Date), and (y) the value of the common shares issuable upon conversion of the Preferred shares, which value shall be determined based on the value attributed to the common shares in connection with such change of control.

(o)

To remove historical amortization of the intangible assets and the recording of the pro forma amortization expense related to the identifiable intangible assets resulting from a fair valuation as if the acquisition occurred on January 1, 2021, based on preliminary estimates of the fair values of such assets and their useful lives.

	For the Nine Months Ended September 30, 2022	For the Year Ended December 31, 2021
Removal of historical amortization expense	$(117)	$(702)
Pro forma amortization expense	30,735	40,980

Pro forma adjustment for amortization expense	$30,618	$40,278

(p)	To remove historical interest expense on debt and its related amortization of deferred financing costs and recording of the pro forma interest expense and amortization of related debt issuance costs.

	For the Nine Months Ended September 30, 2022	For the Year Ended December 31, 2021
Removal of historical interest expense	$(2,926)	$—
Pro forma interest expense	38,761	51,539

Pro forma adjustment	35,835	51,539

Removal of historical amortization of deferred financing costs	(145)	—
Pro forma amortization of deferred financing costs	1,872	2,485

Pro forma adjustment	1,727	2,485

Total pro forma adjustment	$37,562	$54,024

Assuming an increase in interest rates on the existing and incremental long term debt of 1/8%, pro forma interest would increase by $0.5 million and $0.6 million for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively.

(q)

Reflects an estimated income tax impact of the pro forma adjustments from the acquisition at a forecasted blended statutory tax rate of 26%. The pro forma income tax adjustments included in the pro forma statements of operations for the periods ended September 30, 2022, and December 31, 2021 reflect the income tax effects of the transaction accounting adjustments presented, in addition to adjustments related to the release of Evolent’s valuation allowance of $47.1 million and $115.2 million for the periods ended September 30, 2022 and December 31, 2021, respectively. As a result of Evolent’s release of the valuation allowance, income tax expense was calculated as 26% of its loss in each period, excluding permanent items. Because the tax rates used for these pro forma financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the acquisition.

(r)	The pro forma adjustments on Evolent common stock and basic and diluted earnings per share are summarized below:

	For the Nine Months Ended September 30, 2022	For the Year Ended December 31, 2021
Numerator
Basic and diluted combined pro forma net loss attributable to Evolent common stockholders	$(37,575)	$(94,431)
Denominator
Historical basic and diluted weighted average Evolent shares outstanding	91,643	86,067
Shares of Evolent common stock to be issued	8,475	8,475

Pro forma basic and diluted weighted average Evolent shares outstanding	100,118	94,542

Pro forma basic and diluted loss per share attributable to common shareholders of Evolent Health, Inc.	$(0.38)	$(1.00)